                                                                   Exhibit 11.1

                      COMPUTATION OF EARNINGS PER COMMON SHARE

                      (in thousands, except per share amounts)

                                                                                  THREE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                              1997                    1996
                                                                              ----                    ----

Primary earnings
   Net Income                                                                $ 6,965                 $ 3,735
                                                                             =======                 =======

Shares
   Weighted average number of common
      shares outstanding                                                      10,056                   9,777
   Assuming conversion of options issued
      and outstanding                                                            532                     468
                                                                             -------                 -------
   Weighted average number of common
      shares outstanding as adjusted                                          10,588                  10,245
                                                                             =======                 =======

Primary earnings per common share                                            $  0.66                 $  0.36
                                                                             =======                 =======

Fully diluted earnings<F*>
   Net Income                                                                $ 6,965                 $ 3,735
                                                                             =======                 =======

Shares
   Weighted average number of common
      shares outstanding                                                      10,056                   9,777
   Assuming conversion of options issued
      and outstanding                                                            535                     502
                                                                             -------                 -------
   Weighted average number of common
      shares outstanding as adjusted                                          10,591                  10,279
                                                                             =======                 =======
Fully diluted earnings per common share                                      $  0.66                 $  0.36
                                                                             =======                 =======

<F*> This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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